EXHIBIT 23.1
Consent of Jones & Kirkpatrick, P.C., Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Nos. 333-4534, 333-4536, 333-4538, and 333-85705) on Form S-8 of SouthFirst Bancshares, Inc. of our report dated November 4, 2005, with respect to the consolidated financial statements of SouthFirst Bancshares, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 30, 2005.
/s/ Jones & Kirkpatrick, P.C.
Birmingham, Alabama
December 29, 2005